                                                                   Exhibit 10.14

                            RELATIONSERVE MEDIA, INC.
                            2005 INCENTIVE STOCK PLAN

                               OPTION CERTIFICATE

                             INCENTIVE STOCK OPTION

                                       [ ]

                    To Purchase [ ] Shares of Common Stock of

                            RELATIONSERVE MEDIA, INC.

     THIS CERTIFIES that on [ ], [ ] ("Holder") was granted an option ("Option")
to purchase at the exercise price of $[ ] per share all or any part of [ ] fully paid and non-assessable shares ("Shares") of the Common Stock (par value $0.001 per share) of RelationServe Media, Inc. ("Corporation"), a Nevada corporation, upon and subject to the following terms and conditions.

     This Option shall expire on [ ].

     This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

     This Option may not be exercised until the first anniversary of this
Option's date of grant; twenty-five percent (25%) of the Shares subject to this
Option may be purchased on or after the first anniversary of this Option's date of grant and twenty-five percent (25%) of the Shares on or after each of the second, third and fourth anniversaries, respectively, of this Option's date of grant but prior to the Option's expiration.

     The Option and this Option Certificate are issued pursuant to and are subject to all of the terms and conditions of the Corporation's 2005 Incentive
Stock Plan as approved by stockholders of the Corporation, as may be amended
("Plan"), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his receipt of this certificate. A determination of the Stock
Option and Compensation Committee or the Board of Directors under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Stock Option and
Compensation Committee or Board of Directors may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

     In the event of any conduct by Holder in contravention of any non-compete, non-raid of employees, customers or suppliers or confidentially clause of any agreement or understanding with Holder, or a material breach of the policy of the Corporation with respect to the Corporation's Code of Conduct and Ethics,
Corporate Governance Guidelines, trade secrets, confidential information, competition or other terms or conditions of employment or other willful misconduct or disparaging remarks concerning the Corporation by the Holder, all obligations of the Corporation to issue Shares upon the exercise of this Option shall immediately terminate and this Option shall be canceled and forfeited and shall be of no further force and effect.

     WITNESS the seal of the Corporation and the signatures of the Corporation's duly authorized officers and of the Holder.

Dated:

(SEAL)                                  RELATIONSERVE MEDIA, INC.

                                        By: ___________________________________
                                            Danielle Karp
                                            President

ACCEPTED AND ACKNOWLEDGED:

By: _____________________________